Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Milestone Pharmaceuticals Inc. of our report dated March 24, 2022 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Montréal, Canada

March 24, 2022

PricewaterhouseCoopers LLP

1250 René-Lévesque Boulevard West, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.